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                                                                    EXHIBIT 10.9

                                PROMISSORY NOTE

$1,200,000                                                  Bellevue, Washington
                                                                          [Date]


          FOR VALUE RECEIVED, Mercata, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Paul G. Allen or his successors or assigns, as the case may be ("Payee"), at 110 - 110th Avenue NE; Bellevue, Washington, or such other place as may be specified in writing by Payee, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), plus simple interest at the rate of six percent (6%) per annum on the unpaid principal balance. The principal amount of this promissory note and all accrued interest shall be payable immediately on the demand of Payee at any time on or after December 31, 1999.

          Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium, and any such prepayment shall be applied first to the payment of accrued interest and then to the payment of principal.

          Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest, and in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the State of Washington.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.

                                             Mercata, Inc.


                                             By:   /s/ Jon Engman
                                                   ---------------
                                             Its   V.P. & Treasurer
                                                   ----------------

                                       1.